                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               SSE TELECOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                               SSE TELECOM, INC.
                           47823 Westinghouse Drive
                           Fremont, California 94539

================================================================================

April 15, 1997



Dear Shareholder,

I cordially invite you to attend our Company's 1997 Annual Meeting of Shareholders on June 2, 1997, at 9:30 a.m., local time. The meeting will be held at the Silicon Valley Capital Club, 50 West San Fernando Street, Suite 1700, San Jose, California 95113.

Matters to be considered and acted on at the meeting include the election of directors, the approval of the Company's 1997 Equity Participation Plan, the approval of the Company's Directors' Stock Option Plan, the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock and the ratification of the appointment of independent auditors. Detailed information concerning these matters is set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

As a shareholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to withdraw your proxy and vote in person.

Thank you for your cooperation and continued support and interest in SSE Telecom, Inc.

Sincerely,

/s/ Frederick C. Toombs

Frederick C. Toombs
President

                           [SSE TELECOM, INC. LOGO]

                               SSE TELECOM, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 1997



The Annual Meeting of Shareholders of SSE TELECOM, INC. (the "Company") will be held at the Silicon Valley Capital Club, 50 West San Fernando Street, Suite 1700, San Jose, California 95113, on June 2, 1997, at 9:30 a.m., local time, for the following purposes:

     1.    To elect the Company's Board of Directors.

     2.    To approve the Company's 1997 Equity Participation Plan.

     3.    To approve the Company's Directors' Stock Option Plan.

     4. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 10,000,000 to 30,000,000.

     5. To ratify the selection of Ernst & Young LLP as independent public auditors for the Company.

     6. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.


                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ G. Donald Markle

                                  G. Donald Markle
                                  Secretary

Fremont, California
April 15, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IF YOUR SHARES ARE HELD IN THE NAME OF BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT IT TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                               SSE TELECOM, INC.
                           47823 Westinghouse Drive
                           Fremont, California 94539

                           -------------------------

                                PROXY STATEMENT

                                      for

            Annual Meeting of Shareholders To Be Held June 2, 1997

                           -------------------------

                              GENERAL INFORMATION

This Proxy Statement is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of SSE TELECOM, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 2, 1997, at 9:30 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Silicon Valley Capital Club, 50 West San Fernando Street, Suite 1700, San Jose, California 95113.

A copy of the Annual Report of the Company for its fiscal year ended September 28, 1996, which contains financial statements and related schedules for the Company's latest fiscal year and certain other information regarding the Company, is included. The approximate date on which this proxy statement, the accompanying proxy, and the annual report are being sent to shareholders is April 15, 1997.


Voting Rights and Votes Required

Only shareholders of record on April 7, 1997 ("Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had outstanding and entitled to vote 5,767,678 shares of common stock, $.01 par value per share ("Common Stock").

A majority of the outstanding shares of Common Stock on the Record Date must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Annual Meeting will have one (1) vote for each share so held.

Directors are elected by a plurality of the votes cast. The eight candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the vote.

The affirmative vote of the holders of the majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat will be required to approve the Company's Directors' Stock Option Plan and the Company's 1997 Equity Participation Plan. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock from 10,000,000 to 30,000,000. In determining whether a proposal has received the requisite number of affirmative votes, abstentions will have the effect of a negative vote and broker nonvotes will be disregarded and have no effect on the outcome of the vote.

Voting of Proxies

Shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election to the Board of the nominees listed below, FOR approval of the Company's Directors' Stock Option Plan, FOR approval of the Company's 1997 Equity Participation Plan, and FOR approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock from 10,000,000 to 30,000,000.

The Board of Directors is not aware of any matter that will come before the Annual Meeting other than as described above. However, if any such matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Annual Meeting.

Revocation of Proxies

Any person giving a proxy pursuant to the solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219 or the Secretary of the Company, G. Donald Markle at 47823 Westinghouse Drive, Fremont, California 94539, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock in their names which are beneficially owned by others to forward the solicitation materials to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.


                        ITEM 1 - ELECTION OF DIRECTORS

At the Annual Meeting, shareholders of the Company will elect eight Directors. Each Director shall hold office until the next Annual Meeting or until their respective successors shall be duly elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. Each of the nominees is presently a member of the Board, other than Mr. Roberts. Mr. Trumbower, a current director, has requested that he not be included as a nominee for election to the Board, although he will remain a director until the Annual Meeting. If, prior to the Annual Meeting, any nominee for election to the Board of Directors should become unavailable for election, an event which is not now anticipated by the Board of Directors, the proxies will be voted for the election of such substitute nominee or nominees, if any, or for a lesser number of persons, as the Board of Directors may propose.

The Board of Directors currently consists of eight persons. The by-laws authorize a Board of Directors of one to nine members; the number is currently fixed at eight. No nominee or executive officer has any family relationship with any other nominee or executive officer.

Nominees for Election as Directors

The following table set forth the nominees' names and ages, their current principal occupations, the positions and offices, if any, held by each with the Company in addition to the position as a director, and the period during which each has served as a director of the Company.



Name                    Age     Position                                             Director Since
----                    ---     --------                                             --------------

Jerome de Vitry         35      Deputy General Manager of Alcatel Telspace, S.A.     Nov 1996 - Present

Charles W. Ergen        43      Chairman, Chief Executive Officer, President and     Mar 1995 -  Present
                                Director of EchoStar Communications Corporation

Daniel E. Moore         43      Executive Vice President and Chief Financial         Apr 1989 - Present
                                Officer of the Company

Joseph T. Pisula        55      Chairman and CEO of Network Storage Solutions,       Mar 1995 - Present
                                Inc.

Lawrence W. Roberts     57      President of Technology Strategies & Alliances       N/A

Frederick C. Toombs     50      President of the Company and President of SSE        Oct 1989 - Present
                                Technologies, Inc. and SSE Datacom, Inc.,
                                subsidiaries of the Company

Erik H. van der Kaay    56      President and Chief Executive Officer of             May 1993 - Present
                                Allen Telecom Group, Inc.

Olin L. Wethington      48      Partner in the law firm of Steptoe & Johnson LLP     Feb 1994 - Present

Jerome de Vitry was named a Director of the Company on November 18, 1996. He is Deputy General Manager of Alcatel Telspace S.A. and Vice President for radio communications of the Alcatel Telecom Radio, Space & Defence Division. During the last five years he has held positions at Alcatel as Director of the Microwave Department, and product line manager for audio-video transmission products. Mr. de Vitry received his engineering degree from Ecole Nationale des Ponts at Chaussees in Paris, and Master Degree in Business Administration from INSEAD, in Fontainebleau, France.

Charles W. Ergen has served as a Director of the Company since March 1995. He is Chairman of the Board of Directors and Chief Executive Officer of Echostar Communications Corporation, which he founded in 1980. Echostar Communications Corporation became a leading supplier of back yard satellite antennas and it entered the business of being a direct broadcast satellite (DBS) programming service provider in 1993. In December 1995, Echostar launched its first high power DBS satellite and is now one of the three companies offering DBS service and programming in the United States using an 18" satellite dish antenna. During the past five years, Mr. Ergen has held positions including President, Chief Executive Officer, and Director of Echostar Communications Corporation.

Daniel E. Moore has served as a Director of the Company since April 1989. He is a member of the Audit Committee of the Board of Directors. Mr. Moore served as acting Chief Financial Officer from August 1992 to December 1993 and joined the Company in February 1994 as Executive Vice President and Chief Financial Officer. Mr. Moore is a founder and principal of Venture America, a private venture capital firm that invested in the Company in 1989. Mr. Moore also serves on the Board of Directors of Media4, Inc. Previously, Mr. Moore was a senior manager with Arthur Andersen & Co. Mr. Moore received his Master's Degree in Business Administration from the University of Pittsburgh, and his Bachelor's Degree from Lafayette College.

Joseph T. Pisula has served as a Director of the Company since March 1995. He is a member of the Audit and Executive Committees of the Board of Directors. He is Chairman and Chief Executive Officer of Network Storage Solutions, Inc., a network-attached storage device manufacturer. From February 1995 to May 1996, he was President of Network Imaging Corporation, an enterprise client-server software company. From April 1993 until September 1994, Mr. Pisula was Chairman and Chief Executive Officer of Digital Transmission System Inc., a telecommunications equipment manufacturer. From 1988 to 1993, Mr. Pisula was President and Chief Executive Officer of Teleos Communications, Inc., a video conference network equipment manufacturer. Mr. Pisula received his Master's Degree in Business Administration from the University of Rochester and his Bachelor of Science in Electrical Engineering from the University of Pittsburgh.

Lawrence W. Roberts is President and a Director of Technology Strategies & Alliances ("TS&A"), a strategic investment banking firm specializing in the technology industry. Mr. Roberts was a founder of TS&A and has been with the company since 1985. Mr. Roberts serves on the Board of Directors of Quantegy Acquisition Corporation and Illgen Simulation Technologies, Inc. He received his Master's in Business Administration from the Harvard Graduate School of Business Administration, a Master's Degree in International Relations from American University and a Bachelor of Arts Degree from the University of Louisville.

Frederick C. Toombs has served as a Director of the Company since April 1989. Mr. Toombs is President of the Company and President of SSE Technologies Inc. and of SSE Datacom, Inc., two subsidiaries of the Company. Mr. Toombs joined the Company in 1988 following the acquisition by the Company of the satellite product line of Avantek, Inc. He has over twenty-three years of experience in finance and operations in a high-tech manufacturing environment. Mr. Toombs earned a Master's in Business Administration from the University of Santa Clara and a Bachelor of Science Degree in Accounting from Long Beach State University.

Erik H. van der Kaay has served as a Director of the Company since May 1993. He is a member and the Chairman of the Compensation and Executive Committees of the Board of Directors of SSE Telecom. Mr. van der Kaay is President of the Allen Telecom Group, a manufacturer of components and systems for the mobile communications market. Previously, he was President and Chief Executive Officer of Millitech Corporation, a manufacturer of millimeterwave components and systems. From 1984 to 1988, he was Senior Vice President and Telecommunications Group Executive of Avantek, Inc. Mr. van der Kaay is a graduate of Sir George Williams University and Concordia University.

Olin L. Wethington has served as a Director of the Company since February 1994. He serves as Chairman of the Audit Committee. Mr. Wethington is a partner in the law firm of Steptoe & Johnson LLP, and has been associated with that firm since 1985 to the present, with the exception of the period from January 1990 to January 1993, during which he served as Special Assistant to the President and Assistant Secretary of International Affairs at the U.S. Department of
Treasury. Prior to that, he served as special assistant to the President and Executive Secretary to the Economic Policy Council at the White House during 1990 and 1991. His law practice is focused on international corporate and finance transactions, particularly related to emerging markets. Mr. Wethington is a graduate of the University of Pennsylvania and Harvard Law School.


                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           "FOR" EACH NAMED NOMINEE


Information about the Board of Directors and Its Committees

The Board of Directors maintains standing Audit, Executive, and Compensation Committees. The Board has not established a standing nominating committee.

The Audit Committee consists of Daniel E. Moore, Joseph T. Pisula and Olin L. Wethington. The Audit Committee reviews and consults with the independent auditors concerning the Company's financial statements, accounting and financial policies, internal controls, and reviews the scope of the independent auditors' activities and the fees. One of the primary functions of the Audit Committee is to maintain good communications on accounting matters among the Committee, the Company's independent auditors, and the Company's management. The Audit Committee met two times during fiscal 1996.

The Compensation Committee consists of Frank S. Trumbower and Erik H. van der Kaay; Daniel E. Moore resigned from the Compensation Committee in November 1996. The Compensation Committee reviews the Company's compensation philosophy, recommends to the Board of Directors the total compensation to be paid to the president and the executive vice presidents of SSE Technologies Inc., SSE Datacom, Inc. and SSE Telecom, Inc., approves the form and terms of all incentive and stock option plans, and prepares the Compensation Committee Report. The Compensation Committee met 5 times during fiscal 1996.

The Executive Committee consists of Joseph T. Pisula and Erik H. van der Kaay. The Executive Committee was formed in November 1996 and meets with the principal executive officers of the Company on matters involving the ongoing business of the Company.

The Board of Directors met four times in regularly scheduled and special meetings during fiscal 1996. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a director), other than Mr. Ergen, who attended fifty percent (50%) of the aggregate of the total number of meetings of the Board of Directors. Each incumbent director attended at least seventy-five percent (75%) of the total number of meetings held by all committees of the Board on which such member served (held during the period for which he has been a director).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the National Association of Security Dealers, Inc. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Form 5 was not required for those persons, the Company believes that, during the period October 1, 1995 through September 28, 1996, all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.

Certain Relationships and Related Transactions

In June 1995, the Company and Alcatel Telspace S.A. ("Alcatel Telspace"), a unit of Alcatel Telecom of France, invested equally in Media4, Inc. ("Media4"), a privately held developer of products for distribution of multimedia information over wireless networks to personal computers. Including the initial investment and as of April 15, 1997, the Company has invested approximately $970,000 in Media4 common stock and $175,000 in Media4 convertible 7% debentures. The convertible debt is due in three years. Daniel E. Moore, an officer and a director of the Company, is also a member of the Board of Directors of Media4.

In September 1996, Alcatel Telspace purchased from the Company 525,000 shares of the Company's common stock at $12.86 per share. In addition Alcatel Telspace received a three year warrant to purchase up to another 300,000 shares of the Company's common stock at the market price at the time of exercise but not less than $11.00 per share. The Company received aggregate proceeds of $6,751,500. Alcatel Telspace also purchased an additional 100,000 shares of common stock from two members of the Company's senior management for $10.75 per share, the market value of the Company's common stock at that time. Frederick C. Toombs and Daniel E. Moore each sold 50,000 shares of Common Stock to Alcatel Telspace. As a result, Alcatel Telspace owns approximately 10% of the Company's outstanding common stock. Jerome de Vitry, Deputy General Manager of Alcatel Telspace, was named a Director of SSE Telecom on November 18, 1996.

Alcatel Telspace and the Company also entered into an agreement outlined in a Joint Product Policy to identify certain satellite telecommunications products which may be jointly developed and marketed by each party. The intent of the Joint Product Policy is to add additional products to each company's product or systems offerings thereby potentially increasing market share. The two companies have collaborated in the development of certain satellite communications equipment in the past. The Company had shipments to Alcatel Telspace of $1.3 million and purchases from Alcatel Telspace of $1.5 million, during fiscal 1996. As of September 28, 1996 the Company had trade receivables and payables with Alcatel Telspace of $80,000 and $420,000, respectively. Alcatel Telspace is currently a primary supplier of a key component in the Company's STAR satellite transceiver products.

Charles W. Ergen, who has served as a Director of SSE Telecom since March 1995, is Chairman of the Board of Directors, Chief Executive Officer and President of Echostar Communications Corporation ("Echostar"). At September 28, 1996, the Company had an outstanding balance of $4,750,000 in its 6 1/2% convertible subordinated debentures due March 1, 2001, payable to Echostar. The debentures are convertible at the option of the holder into the Company's common stock at a conversion price of $12.00 per share at any time prior to maturity. In the fourth quarter of 1996 the Company incurred a non-cash charge of $208,000 related to the issuance to Echostar of warrants to purchase 60,000 shares of the Company's common stock. The warrants were issued pursuant to an agreement between Echostar and the Company under which Echostar waived its right of conversion into the Company's common stock on any principal payments made by the Company on debentures through December 31, 1996. The Company repaid $4.0 million of the debenture principal and $1.2 million of debenture interest prior to fiscal year end, with proceeds from the Alcatel Telspace investment and sale of Echostar shares. As part of this agreement the Company and Echostar agreed that the Company could sell up to 250,000 shares of Echostar common stock (of which 15,000 were sold prior to year end) and apply 60% of the proceeds to retire a portion of the accrued interest and principal on the outstanding debentures.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 7, 1997, regarding securities ownership, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding common stock,
(ii) each executive officer named in the Summary Compensation Table below,
(iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

---------------------------------------------------------------------------------------------

Name and Address of Beneficial Owner **                  Number                 Percent
---------------------------------------                  ------                 -------

Frederick C. Toombs, President and                       147,737                   2.6
Director (1)

Daniel E. Moore, Executive Vice President and            282,327                   4.9
Director (2)

Jerome de Vitry                                                0                   n/a

Charles W. Ergen, Director (3)                            10,000                    *

Joseph T. Pisula, Director (4)                            15,000                    *

Lawrence W. Roberts, nominee for Director                      0                   n/a

Frank S. Trumbower (5)                                   595,013                  10.3

Erik H. van der Kaay, Director (6)                        18,250                    *

Olin L. Wethington, Director (7)                          26,250                    *

Frank J. Peternell, Vice President (8)                   112,121                   1.9

Claudio S. Mariotta, Vice President (9)                    8,500                    *

Alcatel Telspace, S.A.(10)                               925,000                  16.0

Kennedy Capital Management, Inc.                         467,495                   8.1

Directors and Executive Officers                       1,215,198                  21.1
 as a Group (10 persons)  (11)
---------------------------------------------------------------------------------------------

*       Represents less than 1% of the outstanding shares.

** The address for each Director, nominee for Director, and Officer named in the table is c/o of the Company at Suite 710, 8230 Leesburg Pike, Vienna, Virginia 22182; the address for Frank S. Trumbower is 1430 Springhill Road, Suite 200, McLean, Virginia 22102; the address for Alcatel Telspace, S.A. is 5 Rue Noel Pons, 92734 Nanterre Cedex, France; and the address for Kennedy Capital Management is 10829 Olive Blvd., St. Louis, Missouri 63141.

Notes:
-----

1.      The number of shares includes exercisable options for 10,000 shares.
2. The number of shares includes exercisable options for 25,000 shares and 2,200 shares owned by Venture America Management Limited Partnership and 124,169 shares owned by Venture America Services Limited Partnership. These Limited Partnerships are commonly managed by a general partnership of which Mr. Moore is one of the two general partners.
3. The number of shares represents exercisable options for 10,000 shares. Does not include $4,075,000 of debentures owned by Echostar Communications Corporation which are convertible into shares at $12 per share and warrants for 70,125 shares issued to Echostar Communications Corporation.
4.      The number of shares represents exercisable options for 15,000 shares.

5. The number of shares includes exercisable options for 15,000 shares held by Mr. Trumbower, and 192,827 shares that are owned by Mr. Trumbower's spouse, as to which Mr. Trumbower disclaims beneficial ownership. Additionally, includes 16,667 shares owned by Prescap Limited Partnership of which Mr. Trumbower is a general partner, 26,803 shares owned by Avenel Capital Management Corporation, a company controlled by Mr. Trumbower, and 115,000 shares owned by Prinz Corporation, a company controlled by Mr. Trumbower.
6. The number of shares includes exercisable warrants for 5,000 shares and exercisable options for 11,250 shares. The number of shares also includes 2,000 shares that are owned by Mr. van der Kaay's spouse, as to which Mr. van der Kaay disclaims beneficial ownership.
7. The number of shares includes exercisable warrants for 5,000 shares and exercisable options for 16,250 shares.
8.      The number of shares includes exercisable options for 3,000 shares.
9.      The number of shares includes exercisable options for 7,500 shares.
10.     The number of shares includes exercisable warrants for 300,000 shares.
11.     Includes the Directors and Officers named in the table.


                            EXECUTIVE COMPENSATION

Compensation Tables

The following table shows, as to the Chief Executive Officer and each of the other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 28, 1996, as well as total compensation paid to each such individual for the Company's previous two fiscal years.

                          Summary Compensation Table

                                                                          Long Term
                                               Annual Compensation       Compensation
                                               -------------------       ------------
                                                                                          All Other
                                               Salary        Bonus        Options       Compensation
Name and Principal Position         Year        ($)           ($)           (#)             ($)
---------------------------         ----      -------       -------      ---------      ------------
Frederick C. Toombs                 1996      174,636         --             --           12,908(1)
Pres., SSE Telecom, Inc.            1995      171,539       21,750(4)        --            9,729(1)
Pres., SSE Technologies Inc.        1994      140,913       38,775         40,000          9,729(1)
Pres., SSE Datacom, Inc.

Daniel E. Moore                     1996      150,958         --             --           10,408(1)
Exec. VP and CFO SSE Telecom        1995      133,532       16,380(4)        --           17,590(3)
Exec. VP SSE Technologies Inc.,     1994       90,000(2)      --           50,000           --
and SSE Datacom, Inc.

Frank J. Peternell (6)              1996      143,123         --             --           28,593(1)(5)
SSE Technologies Inc.               1995      128,766       14,012(4)        --           11,156(1)
                                    1994      112,008        8,271          6,000         11,276

Claudio S. Mariotta                 1996      100,000(2)      --           30,000           --
Chief Operating Officer and
Vice President of Engineering
SSE Technologies Inc.

-------------------------
(1)     Includes car allowance and employee insurance benefits.
(2)     Employed for less than a full year.
(3) Includes car allowance reimbursement for two years, fiscal 1994 and 1995.
(4)     Bonus payments relate to fiscal year 1994.
(5)     Includes accrued vacation payout.
(6) Mr. Peternell was Executive Vice President and a full-time employee of the Company until July 1, 1996; he remains in the employment of the Company as a part time employee.

Employment Arrangements

The Company has employment agreements with Mr. Toombs, Mr. Peternell, and Mr. Moore. The Company is negotiating an employment agreement with Jacques Couet, Executive Vice President of Products and Strategy for the Company. Mr. Couet joined the Company effective January 1, 1997. The agreements for Messrs. Toombs and Moore provide, among other things, for payment of an amount equal to their then current annual base salary in the event the Company terminates employment associated with the sale of the Company. Payment equal to half of their then current annual salary will be provided in the event the Company terminates employment other than for just cause and not associated with the sale of the Company. The severance would be in monthly installments and benefits would be continued during the payment period. In addition, the employment agreement of Mr. Toombs provides for a bonus of up to $300,000, and Mr. Moore's employment agreement provides for a bonus of up to one times his then current annual salary, in the event that the Company is sold at a certain stock price.

Stock Options

The following table shows, as to individuals named in the Summary Compensation table above, information concerning stock options granted during the fiscal year ended September 28, 1996.

                       Option Grants in Last Fiscal Year


                                                                                                          Potential Realizable
                                                                                                          Values at Assumed
                                                                                                          Annual Rates of Stock
                                              %  of                                                       Price Appreciation
                                              Total Options                                               for Option Term
                                              Granted to                              Exercise                  (5 Years)
                             Options          Employees in         Price              Expiration          ---------------------
Name                         Granted          Fiscal Year          Per Share          Date                5% ($)        10% ($)
----                         -------          -----------          ---------          ----                ------        -------
Frederick  C. Toombs           --                 --                   --                --                  --           --

Daniel E. Moore                --                 --                   --                --                  --           --

Frank J. Peternell             --                 --                   --                --                  --           --

Claudio S. Mariotta          30,000             10.5%               $8.38              3/1/01              150,629     255,911

The following table shows, as to individuals named in the Summary Compensation table above, information concerning stock options exercised during the fiscal year ended September 28, 1996.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                                            Value of Unexercised
                                               Number of Unexercised        in-the-Money Options
                                             Options at Fiscal Year End  at Fiscal Year End ($) (2)
                        Shares
                       Acquired
                          on       Value
                       Exercise   Realized
Name                     (#)        ($) (1)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------
Frederick C. Toombs          --         --        30,000         20,000     $125,100        $62,600

Daniel E. Moore          50,000   $393,500        25,000         25,000     $ 78,250        $78,250

Frank J. Peternell           --         --         3,000          3,000     $  9,390        $ 9,390

Claudio S. Mariotta          --         --            --         30,000           --        $22,500

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise minus the exercise price.

(2) Market value of underlying securities based on the closing price of the Company's Common Stock on September 27, 1996, (the last trading day prior to September 28, 1996) on the NASDAQ National Market System of $9.125 minus the exercise price.

Director Compensation

The Board of Directors fixes the compensation of directors. During fiscal 1996, Directors that are not employees of the Company received cash compensation for
(i) each meeting of the board attended in person or by teleconference, which extends for more than four hours, at the rate of $750 for each meeting, and (ii) any other board meeting over two hours in length, at the rate of $250 for each meeting. Directors are reimbursed for expenses incurred in attending meetings. In addition, Messrs. Pisula, Trumbower, van der Kaay, and Wethington each received an option to acquire 5,000 shares of the Company's Common Stock.

For the current year, directors' fees for non-employee directors is fixed at $2,000 annually. In addition, directors are paid for each meeting of the Board at the rate of $500 for each meeting, and for attendance at meetings of committees of the Board held on a date other than a regular Board meeting date, $250. As described below, at the Annual Meeting, the shareholders are being asked to approve the adoption of the Directors' Stock Option Plan, which provides, among other things, that after election or reelection as a member of the Board of Directors at each annual meeting of shareholders of the Company, each non-employee director shall automatically receive an option for 2,500 shares of the Company's Common Stock.

Report of the Compensation Committee On Executive Compensation

The Compensation Committee (the "Committee") of the Board of Directors is composed of three directors, two outside directors, Messrs. Trumbower and van der Kaay, and Daniel E. Moore, Executive Vice President of the Company. Effective November 1996, the Committee consists of Messrs. Trumbower and van der Kaay. The Committee administers the Company's Executive Compensation Program. Participants in the Executive Compensation Program in 1996 were Frederick Toombs, Frank Peternell, and Daniel Moore. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies including the amounts and forms of compensation. In addition, the Committee is responsible for making annual recommendations to the Board for the compensation to be paid to the President and/or Chief Executive Officer as well as each executive officer of the Company.

The objectives of the Company's Executive Compensation Program are to provide the following:

  . Levels of compensation that are competitive with those provided in the industry and market in which the Company competes for its executive resources;

  . Annual incentive compensation that varies with the financial performance of the company, and rewards corporate and individual performance; and

  . Long-term incentives which align the interests of management with those of the shareholders.

Executive Officer Compensation Program

The Company's Executive Compensation program is composed of base salary, annual cash incentive compensation, long-term incentive compensation principally in the form of stock options, and various other customary benefits. To align pay with performance, a portion of compensation is contingent upon the overall financial performance of the company as well as individual achievement of objectives that positively impact the financial performance of the Company.

Base Salary

Officers' base salaries are reviewed annually by the Committee based on the results achieved by each officer relative to that officer's assigned goals and with regard to competitive salary practices of other similar employers. In general, the Committee believes that base salaries should approximate to those in the upper quarter range of competitive base salaries.

Annual Incentive Compensation

The purpose of the Company's incentive compensation plan is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve the Company's annual profit and operational goals. These objectives are developed in conjunction with management and approved by the Committee near the beginning of each year and are based upon financial plans and budget approved by the Board. For the last three fiscal years, corporate earnings per share ("EPS") and the operating income of SSE Technologies Inc. and SSE Datacom, Inc. were the primary measures of performance.

Stock Option Plan

The stock option plan is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position of the Company's common stock. The Company believes that stock options, better than other long-term incentives, create a mutuality of interest between the management and shareholders because stock options provide value to the optionee only if the stock price increases.

Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, and have a five (5) year term and generally vest ratably over a four-year period. Options are granted at the market value of common shares on the date of grant so as to provide a reward only for future stock appreciation. This long-term program encourages equity ownership through stock options and aligns the interests of management with those of shareholders.

Benefits

The Company provides benefits to the executive officers that are generally available to all management employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal 1996 for any executive officer.

Report Summary

The Committee has reviewed the total compensation of the President of the Company, Frederick C. Toombs, and the other highest paid executive officers in fiscal 1996, Daniel E. Moore, Frank J. Peternell, and Claudio S. Mariotta. The Committee has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

                               COMPENSATION COMMITTEE

                               Frank S. Trumbower
                               Erik H. van der Kaay

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns as illustrated by the price of the Company's common stock, the NASDAQ Market Index and a peer group index that includes the securities of companies such as California Microwave, Inc., Datron Systems Inc., and Scientific-Atlanta, Inc. in the radio and TV communication equipment SIC code number 3663, each of which assumes reinvestment of dividends.

                             [GRAPH APPEARS HERE]

------------------------------FISCAL YEAR ENDING--------------------------------

COMPANY                  1991     1992     1993     1994     1995     1996
SSE TELECOM INC           100     67.39   195.65   106.52   145.65   147.83
INDUSTRY INDEX            100    114.15   226.22   243.62   330.76   251.28
BROAD MARKET              100     98.34   127.89   135.34   164.32   191.84

The information for this chart was provided by Media General Financial Services, P.O. Box 85333, Richmond, VA. 23293

              ITEM 2 - APPROVAL OF 1997 EQUITY PARTICIPATION PLAN

On February 20, 1997, the Board of Directors adopted the Company's 1997 Equity Participation Plan (the "Plan") and directed that the Plan be submitted to the
shareholders for approval.   At the Annual Meeting, the shareholders are being
asked to approve the adoption of the Plan. A brief summary of the Plan follows, with the full text printed in Exhibit A. Exhibit A contains definitions for many terms used in this summary.

The purpose of the Plan is to offer incentives and rewards to persons who are officers, directors, employees, and consultants of the Company, or any its subsidiaries, in recognition of their contribution to the Company's progress and to induce such persons who are in a position to contribute materially to the Company's progress to remain with the Company.

Administration of the Plan. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, provided that if the requisite number of members of the Committee are not disinterested persons for purposes of rule 16b-3 of the Securities Exchange Act of 1934 (the "Act"), the Plan shall be administered by a committee, all of whom are non-employee directors appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term "Committee" shall mean any one of these two bodies which may administer the Plan, from time to time. The Committee will from time to time select participants, determine the extent of participation and make all other necessary decisions and interpretations under the Plan.

Stock Options. The Plan employs market value as a basis for rewarding performance through the use of incentive stock options under Section 422 of the Internal Revenue Code (the "Code") ("Incentive Stock Options") and stock options which are not Incentive Stock Options ("Nonqualified Stock Options") to acquire the Company's Common Stock. The option price per share may be no less than 100 percent of fair market value (as defined in the Plan) per share of the Company's Common Stock at the date of grant. The period of options will be no more than 10 years from the date of grant, but the option will only become exercisable after specified periods of employment after the grant thereof. The option price, and any withholding tax, is payable in full at the time of exercise in cash or in shares of Common Stock of the Company transferable to the Company and having a fair market value on the transfer date equal to the amount payable to the Company.

If a participant terminates employment for any reason other than death, disability or retirement, however, the then-exercisable portion of the option will only be exercisable for three months following such termination. In the event of death, disability or retirement, the entire unexercised and vested portion of the option is exercisable up to three years from the date of such event, or five years in the event of retirement, or within the remaining period of the option, whichever is earlier; provided that if a participant retires, without having exercised the option in full, the remaining portion of the option may be exercised without regard to the five-year limitation, to the extent permitted by the Committee upon the grant of the option. The option is not transferable except in the case of death. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant thereof or the expiration of its term, if earlier.

In the event of a "change of control" of the Company, as defined in the Plan, all outstanding options will become immediately vested and exercisable in accordance with the terms of the Plan.

The Plan provides the Committee with discretion to allow a participant to convert an unexercised Nonqualified Stock Option to a cash payment equal to the difference between the participant's option price and the fair market value of the Company's Common Stock on the date of conversion if the participant elects to exercise a stock option for an equivalent number of shares of the Company's Common Stock on the same date.

Restricted Shares. The Committee may from time to time in its discretion award restricted shares of Common Stock ("Restricted Shares") to participants in the Plan. The number of Restricted Shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the participant for such Restricted Shares shall be determined by the Committee. At the time of an award of Restricted Shares, the Committee shall establish a period of time (the "Restricted Period") applicable to such award which shall not be less than one year nor more than ten years. Each award of Restricted Shares may have a different Restricted Period. At the time an award is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares. Upon an award of Restricted Shares, a stock certificate representing the number of Restricted Shares awarded to the participant shall be registered in the participant's name and, at the discretion of the Committee, will be either delivered to the participant with an appropriate legend or held in custody by the Company or a bank for the Participant's account. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions.

Shares Subject to the Plan/Individual Limits. The total number of shares of the Company's Common Stock with respect to which options and Restricted Shares may be granted is 250,000 (which may be adjusted for stock dividends, stock splits, or other corporate changes). Shares of Common Stock subject to stock options which become ineligible for purchase for any reason other than exercise of the option will again become available under the Plan.

Eligibility and Award Estimates. Eligibility to participate in the Plan is limited to employees (including officers and directors who also are employees) and consultants of the Company and its subsidiaries.

Amendment of the Plan. The Committee, in its discretion, may amend the Plan and any options granted thereunder to allow participants to obtain favorable treatment under possible future amendments of the federal income tax laws. In addition, the Committee may amend, suspend, or discontinue the Plan or amend any or all stock options under the Plan to the extent permitted by law and the rules of any stock exchange on which the Company's Common Stock is listed; provided that no action may be taken if it would result in the disallowance of a deduction to the Company under Code Section 162(m) or the rules and regulations thereunder. Except as provided in the Plan, no amendment, suspension or termination of the Plan shall adversely alter any rights or obligations under any stock option or other rights previously granted a participant under the Plan without the consent of the participant. However, if an amendment must be approved by the shareholders pursuant to law or the rules of any stock exchange on which the Company's Common Stock is listed, any such proposed amendment will be submitted to the shareholders for approval.

Tax Consequences. Under current Federal tax law, generally, no taxable income will be realized by a participant in the Plan and the Company will not be entitled to any deduction upon the grant of a Nonqualified Stock Option, provided that the Nonqualified Stock Option is not itself traded on a securities market. Upon exercise of a Nonqualified Stock Option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of the option stock on the date of exercise. The Company will be entitled to a corresponding deduction, subject to the limitation imposed by Section 162(m) of the Code.

Upon the grant of an Incentive Stock Option, no taxable income will be realized by a participant and the Company will not be entitled to any deduction. If a participant exercises the option without having ceased to be an employee of the Company or any of its subsidiaries at any time during the period from the grant of the option until three months before its exercise, then generally, no taxable income will result at the time of the exercise of such option. If no "disqualifying disposition" of the stock transferred to a participant upon exercise of the option is made by him or her (i.e., a disposition within the period that ends on the last to occur of one year after such stock is so transferred and two years after the grant of the option), any profit (or loss) realized by a participant from a sale or exchange of such stock will be treated as long-term capital gain (or capital loss), and no deduction will be allowable to the Company with respect thereto. When a participant exercises an Incentive Stock Option, he or she will realize an item of "adjustment" for purposes of the "alternative minimum tax" equal to the amount by which the fair market value of the stock at the time of exercise exceeds the option price. If a disqualifying disposition of such stock is made by a participant, the disposition generally will result in ordinary income (and a deduction for the Company) at the time of the disposition in an amount equal to the lesser of (i) the gain on the sale or
(ii) the bargain element. If the gain exceeds the bargain element, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale. If the stock is sold for less than the exercise price, failure to meet the holding period requirement generally will result in a short-term or long-term capital loss, again depending upon how long the shares are held prior to the sale, equal to the difference between the exercise price and the sale price.

At the Committee's discretion, both Incentive Stock Options and Nonqualified Stock Options may be exercised by a participant using shares of the Company's Common Stock which he or she previously owned; in addition, any resulting withholding tax may be paid with Common Stock acquired pursuant to the exercise of the options. The use of previously owned Common Stock has no tax consequences to the Company.

Preemptive Rights. The Company may, in the discretion of the Board of Directors, purchase shares to be held in the Company's treasury for use in connection with options under the Plan, but has no present plans to do so. Such purchased shares, treasury shares now held, or authorized but unissued shares may be issued upon exercise of options. The shareholders of the Company have no preemptive rights in any stock which may be issued pursuant to options granted under the Plan.

Use of Proceeds. The proceeds received by the Company from the sale of stock under the Plan will be used for general corporate purposes.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
               THE EQUITY PARTICIPATION PLAN DESCRIBED HEREIN AND
                         SET FORTH IN EXHIBIT A HERETO.


               ITEM 3 - APPROVAL OF DIRECTORS' STOCK OPTION PLAN

At the Annual Meeting, the shareholders are being asked to approve the adoption of the Directors' Stock Option Plan (the "Directors' Plan"). A brief summary of the Directors' Plan follows, with the full text printed in Exhibit B. Exhibit B contains definitions for many terms used in this summary.

Management believes that the ability to grant stock options to directors that are not employees of the Company or of any subsidiary of the Company ("Non-Employee Directors") is important to the Company's ability to attract and retain qualified Non-Employee Directors, who are essential to the long-term success of the Company, and to align the interests of Non-Employee Directors with the interest of shareholders.

Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described here) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Directors' Plan, grant Options under the Directors' Plan and shall have the power to construe the Directors' Plan, to determine all questions arising under it, and to adopt and amend such rules and regulations for the administration of the Directors' Plan as it may deem desirable.

Options. Awards under the Plan shall include only Options, which are rights to purchase the Common Stock of the Company. The Option exercise price shall be the fair market value of the Common Stock subject to such Option on the date the Option is granted, which shall be the closing price of a share of Common Stock on the date of grant as reported on the NASDAQ National Market.

Each year, as of the date thirty days after election or reelection as a member of the Board of Directors at the annual meeting of shareholders of the Company, each Non-Employee Director shall automatically receive an Option for 2,500 shares of Common Stock. In addition, the Plan permits the grant of additional or separate Options to directors serving on a committee of the Board.

Shares Subject to Directors' Plan. There may be issued under the Directors' Plan pursuant to the exercise of Options an aggregate of not more than 50,000 shares, subject to adjustment as provided in the Directors' Plan.

Eligibility.   Only a Non-Employee Director shall be eligible to receive an
Option in accordance with the terms of the Directors' Plan. A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Directors' Plan) shall have no rights as a shareholder with respect to any shares of Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in the Directors' Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

Restrictions on Exercise.  No Option shall be exercisable:

(i) Before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted; and may be exercised during such period as follows: one-third (33 1/3%) of the total number of shares covered by the Option shall become exercisable each year beginning with the first anniversary of the date it is granted, provided that an Option shall automatically become immediately exercisable in full when the Non-Employee Director ceases to be a Non-Employee Director for any reason other than death;

(ii) Unless payment in full is made for the Common Stock being acquired under it at the time of exercise. Such payment shall be made

     (a) in United States dollars by cash or check, or

     (b) in lieu of that, by tendering to the Company shares of Common Stock owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the closing price of a share of Common Stock on the date of exercise as reported by the NASDAQ National Market, or

     (c) by a combination of United States dollars and Common Stock as stated above; and

(iii) Unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

     (a) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within three years of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of the Directors' Plan), may exercise the Option with respect to any Common Stock as to which he has not exercised the Option on the date he ceased to be such a Non-Employee Director; or

     (b) if any person to whom an Option has been granted shall die holding an Option that has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of the Directors'
          Plan), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death.

Use of Proceeds. The proceeds received by the Company from the sale of stock under the Directors' Plan will be used for general corporate purposes.

Dilution. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares that may be issued under the Directors' Plan, and the number or kind of shares subject to, or the Option price per share under, any outstanding Option shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Director's Plan.

Amendment or Discontinuance. The Directors' Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, provided, however, that except as provided in the Directors' Plan, the Board may not, without further approval by the shareholders of the Company in accordance with the Directors' Plan, increase the maximum number of shares of Common Stock as to which Options may be granted under the Directors' Plan, reduce the minimum Option exercise price, extend the period during which Options may be granted or exercised under the Directors' Plan, or change the class of persons eligible to receive Options under the Directors' Plan. No amendment of the Directors' Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

Termination. The Directors' Plan shall terminate upon the earlier of the following dates or events to occur:

  (i) upon the adoption of a resolution of the Board terminating the Directors' Plan; or

  (ii) five years from the date the Directors' Plan is initially approved and adopted by the shareholders of the Company in accordance with provisions of the Directors' Plan.

Tax Consequences. Under current Federal tax law, generally, no taxable income will be realized by a participant in the Directors' Plan and the Company will not be entitled to any deduction upon the grant of a Nonqualified Stock Option, provided that the Nonqualified Stock Option is not itself traded on a securities market. Upon exercise of a Nonqualified Stock Option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of the option stock on the date of exercise.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
              THE DIRECTOR'S STOCK OPTION PLAN DESCRIBED HEREIN.


         ITEM 4 - APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION


At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon an amendment to the Company's Certificate of Incorporation (the "Charter Amendment") which would increase the number of authorized shares of
Common Stock from 10,000,000 to 30,000,000.   At the close of business on the
Record Date, there were 5,767,678 shares of Common Stock outstanding and 886,183 shares of Common Stock reserved for future issuance under options and warrants.

Although there are no present plans or commitments for their use, such shares would be available for issuance without further action by shareholders, except as required by law or applicable stock exchange requirements. The current rules of the NASDAQ Stock Market would require shareholder approval of a transaction if the number of shares of the Company's Common Stock to be issued in connection with the acquisition of the stock or assets of another company would equal or exceed twenty percent (20%) of the number of shares of the Company's Common Stock outstanding immediately prior to such issuance, or if such issuance will result in a change in control of the Company.

The Board believes it is desirable to authorize additional shares of Common Stock so that there will be sufficient shares available for issuance for purposes that the Board may hereafter determine to be in the best interests of the Company and its shareholders. Such purposes could include the offer of shares for cash, the declaration of stock splits and stock dividends, mergers and acquisitions and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for the specific transaction on a timely basis. The Board believes it should have the flexibility to act promptly in the best interests of shareholders. The terms of any future issuance of shares of the Company's Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

If the Charter Amendment is approved, the Fourth Article of the Certificate of Incorporation of the Company would, as amended, read in its entirety as follows:

     4.  Capital Stock.  The aggregate number of shares  which the corporation
         -------------
         shall have the authority to issue shall be Thirty Million (30,000,000), which shall consist of one class only known as common shares, with a par value of One Cent ($.01) per share, which shares shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

                           (END OF CHARTER AMENDMENT)

Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
      THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION DESCRIBED HEREIN.


                 ITEM 5 - RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected Ernst & Young LLP as the Company's independent auditor for the fiscal year ending September 27, 1997, and has further directed that the selection of independent auditors be submitted for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1989.

Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditor is not required by the Company's by-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditors at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, to be available to answer appropriate questions and to make a statement if desired.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
                THE SELECTION OF THE AUDITORS DESCRIBED HEREIN.


                         SHAREHOLDER PROPOSALS FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

Proposals of Shareholders that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting") must be received by the Company no later than December 13, 1997, in order to be included in the proxy statement and proxy relating to the 1998 Annual Meeting.

                                 OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                               BY ORDER OF THE DIRECTORS

                               G. DONALD MARKLE
                               SECRETARY

April 15, 1997

                                                                       EXHIBIT A

                               SSE TELECOM, INC.

                         1997 EQUITY PARTICIPATION PLAN


     1. Purpose. The purpose of the SSE Telecom, Inc. 1997 Equity Participation Plan (the "Plan") is to offer incentives and rewards to persons who are officers, directors, employees, and consultants of SSE Telecom, Inc. (the "Company"), or any of its subsidiaries, in recognition of their contribution to the Company's progress and to induce such persons who are in a position to contribute materially to the company's progress to remain with the Company.

     2. Effective Date. The Plan is effective as of the date of its adoption by the Board, February 20, 1997, subject to approval by the shareholders of the Company at the Company's 1997 Annual Meeting of shareholders.

     3.    Definitions.

           "Affiliate" means any company in which the Company owns 20% or more
            ---------
of the equity interest (collectively, the "Affiliates").

           "Board" means the Board of Directors of the Company.
            -----

           "Change of Control" shall be deemed to have taken place if (i) a
            -----------------
third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act acquires shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

           "Code" means the Internal Revenue Code of 1986, as amended, and the
            ----
regulations thereunder, as amended from time to time.

           "Committee" means the Compensation Committee of the Board, provided
            ---------
that if the requisite number of members of the Compensation Committee are not Disinterested Persons, the Plan shall be administered by a committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term "Committee" shall mean the Compensation Committee or the committee appointed by the Board, as the case may be.

           "Common Stock" means the common stock, par value $0.01 per share, of
            ------------
the Company and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Company issued in substitution, in exchange for, or in lieu of the common stock.

           "Disinterested Person" means a person who is so defined for purposes
            --------------------
of rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an "outside director" for purposes of section 162(m) of the Code or any successor section.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
and the rules and regulations thereunder, as amended from time to time.

           "Fair Market Value" means the closing price of the Common Stock, on
            -----------------
the relevant date as reported on the NASDAQ National Market, or if no such trading in the common stock shall have taken place on that day, on the last preceding day on which there was such trading in the common stock.

           "Incentive Stock Option" means an Option which is so defined for
            ----------------------
purposes of section 422 of the Code or any successor section.

           "Insider" has the meaning set forth in subsection 14(g) of this Plan.
            -------

           "Nonqualified Stock Option" means any Option which is not an
            -------------------------
Incentive Stock Option.

           "Option" means a right to purchase a specified number of shares of
            ------
Common Stock at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted pursuant to an Option Agreement.

           "Option Agreement" means a written agreement entered into between the
            ----------------
Company and a Participant setting forth the terms and conditions applicable to the Option granted to the Participant.

           "Option Price" has the meaning set forth in subsection 6(b) of this
            ------------
Plan.

           "Participant" means an employee (including officers and directors who
            -----------
also are employees) or a consultant of the Company or an Affiliate who the Committee selects to participate in and receive Options or Restricted Shares under this Plan (collectively, the "Participants").

           "Restricted Shares" means shares of Common Stock that are restricted
            -----------------
as provided in section 7 of this Plan.

           "Retirement" and "Retire" means the termination of employment on or
            ----------       ------
after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Company or an Affiliate; provided, however, if the Participant is not eligible to participate under a qualified retirement plan of the Company or its Affiliates then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

           "SAR" has the meaning set forth in subsection 6(k) of this Plan.
            ---

           "Securities Act" means the Securities Exchange Act of 1933, as
            --------------
amended.

           "Total and Permanent Disability" means totally and permanently
            ------------------------------
disabled, as determined by the Committee.

     4. Administration. All determinations under this Plan concerning the selection of persons eligible to receive awards under the Plan and with respect to the timing, pricing and amount of an award under the Plan shall be made by the Committee. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

     5. Eligibility. The Committee shall from time to time select the Plan Participants from those directors, officers, employees and consultants whom the Committee determines either to be in a position to contribute materially to the success of the Company or an Affiliate or to have in the past so contributed. Only employees (including officers and directors who are employees) and consultants of the Company and its Affiliates are eligible to participate in the Plan. No Incentive Stock Option may be granted to an employee of an Affiliate unless such Affiliate is a company which the Company owns at least 50% of the equity interest.

     6. Option Terms. The Committee shall determine and designate from time to time those Participants to whom Options are to be granted and the number of shares of Common Stock to be optioned to each. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. After granting an Option to a Participant, the Committee shall cause to be delivered the Participant an Option Agreement evidencing the granting of the Option. The Option Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 6(a) through 6(h).

     (a) Period of Option. The period of each Option shall be no more than 10 years from the date it is granted.

     (b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the "Option Price").

     (c) Vesting. The Committee shall have the power to set the time or times within which the Option shall be exercisable, and to at any time accelerate the time or times of exercise (notwithstanding the terms of the Option). Unless a stock option agreement executed by the Participant expressly otherwise provides, the Option shall become exercisable on a cumulative basis as to twenty-five percent (25%) of the total number of shares covered thereby on each of the first, second, third, and fourth anniversary dates of the date of grant of the Option. However, in no event shall an Option become exercisable at a rate of less than twenty percent (20%) of the total number of shares covered thereby per year. Notwithstanding the foregoing, in the event of a Change of Control the remaining portion of the Option shall become immediately vested and exercisable in full.

     (d) Exercise upon Termination. If the Participant's employment with the Company or an Affiliate is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination (or the expiration of the option term, if earlier) and only for the number of shares of Common Stock which were exercisable on the date of such termination. A termination of employment with the Company or an Affiliate to accept immediate reemployment with the Company or an Affiliate shall not be deemed to be a termination of employment for purposes of the Plan.

     (e) Exercise after Death, Retirement and Disability. If a Participant dies or becomes Totally and Permanently Disabled, without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) three years from the date of any such death or Total and Permanent Disability or (ii) the remaining period of the Option. whichever is earlier. Upon a Participant's death, the Option may be exercised by the person or persons to whom such Participant's rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) five years (or such longer period established by the Committee on the date the Option is granted) from the date of such event or (ii) the remaining period of the Option, whichever is earlier.

     (f) Non-transferability. During the Participant's lifetime, Options shall be exercisable only by such Participant. Options shall not be transferable other than by will or the laws of descent and distribution upon the Participant's death. Notwithstanding anything in this subsection 6(f) to the contrary, at the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants the right to transfer such Options, to the extent allowed under rule 16b-3 of the Exchange Act, subject to terms and conditions of the Committee Rules on the date of grant.

     (g) Exercise; Notice Thereof. Options shall be exercised by delivering to the Company, at the office of the Treasurer, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Company or in shares of Common Stock transferable to the Company and having a Fair Market Value on the transfer date equal to the amount payable to the Company. The date of exercise shall be deemed to be the date the Company receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a shareholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

     (h) Purchase for Investment. It is contemplated that the Company will register shares sold to Participants pursuant to the Plan under the Securities Act. In the absence of an effective registration, however, a participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

     (i)   Limitations on Incentive Stock Option Grants.

           (i) An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or Affiliates.

           (ii) The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

     (j) Options for Nonresident Aliens. In the case of any Option awarded to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a state of the United States, the Committee may (i) waive or alter the conditions set forth in subsections 6(a) through 6(h) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) materially increase any benefits accruing to any Participants under the Plan, (2) materially increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, (4) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code or (5) result in the disallowance of a deduction to the Company under section 162(m) of the Code or any successor section.

     (k) Election to Receive Cash Rather than Stock.

           (i) At the same time as Nonqualified Stock Options are granted, the Committee may also grant to designated Participants the right to convert a specified number of shares of Common Stock covered by such Nonqualified Stock Options to cash, subject to terms and conditions of this subsection 6(k). For each such Option so converted, the Participant shall be entitled to receive cash equal to the difference between the Participant's Option Price and the Fair Market Value of the Common Stock on the date of conversion. Such a right shall be referred to herein as a Stock Appreciation Right ("SAR"). Participants to whom an SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. An SAR may be revoked by the Committee, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Company under section 162(m) of the Code or any successor section.

           (ii) A person who has been granted an SAR and who is an insider for purposes of section 16 of the Exchange Act may exercise such SAR during such periods as provided for in the rules promulgated under section 16 of the Exchange Act. The SAR shall expire when the period of the subject Option expires.

           (iii) At the time a Participant pursuant to an SAR converts one or more shares of Common Stock covered by an Option to cash, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such SAR, for an equal or greater number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided Section 10 hereof, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

     7.    Restricted Shares.

           (a) Awards. The Committee may from time to time in its discretion award Restricted Shares to Participants and may determine the number of Restricted Shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the Participant for, such Restricted Shares. Each award of Restricted Shares will be evidenced by a written agreement executed on behalf of the Company by one or more members of the Committee and containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

           (b) Restricted Period; Lapse of Restrictions. At the time an award of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award which shall not be less than one year nor more than ten years. Each award of Restricted Shares may have a different Restricted Period. At the time an award is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares. Such conditions may include, without limitation, the death or Total or Permanent Disability of the Participant to whom Restricted Shares are awarded, Retirement of the Participant, or the occurrence of a Change of Control. Such conditions may also include performance measures, which, in the case of any such award of Restricted Shares to an employee who is a "covered employee" within the meaning of section 162(m) of the Code, shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity. The Committee may also, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Shares at any time after the date the award is made.

         (c) Rights of Holder; Limitations Thereon. Upon an award of Restricted Shares, a stock certificate representing the number of Restricted Shares awarded to the Participant shall be registered in the Participant's name and, at the discretion of the Committee, will be either delivered to the Participant with an appropriate legend or held in custody by the Company or a bank for the Participant's account. The Participant shall generally have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) with respect to each Restricted Share, the Participant shall not be entitled to delivery of an unlegended certificate until the expiration or termination of the Restricted Period, and the satisfaction of any other conditions prescribed by the Committee, relating to such Restricted Share; (ii) with respect to each Restricted Share, such share may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the expiration of the Restricted Period, and the satisfaction of any other conditions prescribed by the Committee, relating to such Restricted Share; and (iii) all of the Restricted Shares as to which restrictions have not at the time lapsed shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant has remained a regular full-time employee of the Company or any of Affiliates, or a consultant to the Company or an Affiliate under a post-employment consulting arrangement, until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Shares. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Company without further action by the Participant. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Shares may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to section 10 hereof.

         (d) Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

     8. Shares Subject to the Plan. The number of shares of Common Stock available with respect to Options and Restricted Shares granted under this Plan shall not exceed 250,000 in the aggregate, subject to the adjustment provision
set forth in section 10 hereof.   The shares of Common Stock subject to the Plan
may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase will be available for grant under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

     9.    Cancellation of Option.   If an Option which had been granted to a
Participant is canceled, the shares of Common Stock which had been subject to such canceled Option shall continue to be counted against the maximum number of shares for which Options may be granted to the Participant. In the event that the number of Options which may be granted is adjusted as provided in Section 10 hereof, the above limits shall automatically be adjusted in the same ratio.

     10. Changes in Capitalization. In the event there are any changes in the Common Stock or the capitalization of the Company through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Company, any consolidation, any separation of the Company (including a spin-off or other distribution of stock by the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Company, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participants contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Options may be granted to any Participant, (c) the number of shares and Option Price per share of all shares of Common Stock subject to outstanding options, (d) the number of shares available for awards of Restricted Shares and (e) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes; provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Company under section 162(m) of the Code or any successor section.

     11. Effect on Other Plans. All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Company or an Affiliate. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Company or an Affiliate on behalf of employees.

     12. Term. The Plan shall remain in effect until the tenth anniversary of the date of its adoption by the Board, unless the Plan is terminated prior thereto by the Committee. No Option may be granted, and no Restricted Shares may be awarded, after the termination date of the Plan, but Options theretofore granted shall continue in force beyond that date pursuant to their terms.

     13. Purchase of Restricted Shares. To the extent permitted by the regulations of the Federal Reserve Board governing margin requirements in effect at the time of exercise of any Option or purchase of any Restricted Shares (including any exemption from margin requirements for employee stock option plans if such exemption is available), the Company may extend credit, or arrange for the extension of credit, to each Participant who exercises an Option or purchases Restricted Shares, at the time of such exercise or purchase, to assist the Participant in the purchase of stock. Such credit will be collateralized by the stock purchased and will be in an amount not greater than the lesser of (i) the option or purchase price of the stock or (ii) the amount of credit permitted by regulations of the Federal Reserve Board. The rate of interest, terms of repayment and provisions for release of collateral with respect to each such credit will be as determined by the Committee at the time the credit is extended, but in any event shall be in accordance with any applicable regulations of the Federal Reserve Board.

     14.   General Provisions.

           (a) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Company, its Affiliates, the Board of Directors of the Company or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or its Affiliates, and the Company and its Affiliates expressly reserve the right to discharge any Participant without liability to the Company, its Affiliates, the Board of Directors of the Company or its Affiliates, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

           (b) Binding Effect. Any decision made or action taken by the Company, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

           (c) Inalienability of Benefits and Interest. Except as provided in subsection 6(e), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

           (d) Delaware Law to Govern. All questions pertaining to the construction~ interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

           (e) Purchase of Common Stock. The Company and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Company and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

           (f) Use of Proceeds. The proceeds received by the Company from the sale of Common stock pursuant to the exercise of Options shall be used for general corporate purposes.

           (g) Withholding. The Committee shall require the withholding of all taxes as required by law. A Participant shall pay in cash any amount required to be withheld under federal, state or local law with respect to the exercise of an Option or may elect to have any portion of the federal, state or local income tax withholding required with respect to an exercise of a Nonqualified Stock Option satisfied by tendering to the Company shares of Common Stock, which, in the absence of such an election would have been issued to such Participant in connection with such exercise. In the event that the value of the shares of Common Stock tendered to satisfy the withholding tax required with respect to an exercise exceeds the amount of such tax, the excess of such market value over the amount of such tax shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection 14(g) shall be the Fair Market Value of the Common Stock on the date on which such shares are tendered to the Company. An election pursuant to this subsection 14(g) shall be made in writing and signed by the Participant. An election pursuant to this subsection 14(g) is irrevocable. A Participant who exercises an Option and who is required to report to the Securities and Exchange Commission under section 16(a) of the Exchange Act (an "Insider") may satisfy the income tax withholding due in respect of such exercise pursuant to this subsection 14(g) by withholding shares under the Option only if the Insider also satisfies an exemption under section 16(a) of the Exchange Act (or the rules or regulations promulgated thereunder) for such withholding.

         (h) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Options and Option Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Company is listed, (3) permitted under applicable provisions of the Securities Act and the Exchange Act (including rule 16b-
     3) and (4) that such action would not result in the disallowance of a deduction to the Company under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder); provided, however, that if any of the foregoing requires the approval by shareholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the shareholders. Except as provided in subsection 6(j) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Options or other rights previously granted the Participant under the Plan.

                                                                       EXHIBIT B

                               SSE TELECOM, INC.

                          DIRECTORS' STOCK OPTION PLAN


     1. Purpose. The purpose of the SSE Telecom, Inc. Directors' Stock Option Plan (the "Plan") is to advance the interests of SSE Telecom, Inc. (the "Company") and its stockholders by encouraging increased share ownership by members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common shares.

     2. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described here) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising under it and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members of it may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     3. Participation. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 5 below. As used here, the term "subsidiary" means any corporation at least 40% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

     4.  Awards Under the Plan.

         (a) Type of Awards. Awards under the Plan shall include only Options, which are rights to purchase common shares of the Company having a par value of $.01 per share (the "common shares"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

         (b) Maximum Number of Shares That May Be Issued. There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 50,000 common shares, subject to adjustment as provided in Paragraph 6 below.

         (c) Rights With Respect to Shares. A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any common shares issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     5. Nonqualified Stock Option. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

         (a) The Option exercise price shall be the fair market value of the common shares subject to such Option on the date the Option is granted, which shall be the closing price of a common share on the date of grant as reported by the NASDAQ National Market or, if the NASDAQ National Market is closed on that date, on the last preceding date on which the NASDAQ National Market was open for trading.

         (b) Each year, as of the date 30 days after election or re-election as a member of the Board at the annual meeting of shareholders of the Company, each Non-Employee Director shall automatically receive an Option for 2,500 common shares. The Board shall also have the power to grant Options to Non-Employee Directors serving on a Committee of the Board; the amount of such Option award will be determined by the Board.

         (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

         (d) The Option shall not be exercisable:

             (i) before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted, and may be exercised during such period as follows: one-third (33-1/3%) of the total number of common shares covered by the Option shall become exercisable each year beginning with the first anniversary of the date it is granted, provided that an Option shall automatically become immediately exercisable in full when the Non-Employee Director ceases to be a Non-Employee Director for any reason other than death;

             (ii) unless payment in full is made for the common shares being acquired under it at the time of exercise. Such payment shall be made:

                    (A)  in United States dollars by cash or check, or

                    (B) in lieu of that, by tendering to the Company common shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the closing price of a common share on the date of exercise as reported on the NASDAQ National Market, or, if the NASDAQ National Market is closed on that date, on the last preceding date on which the NASDAQ National Market was open for trading, or

                    (C) by a combination of United States dollars and common shares as stated above; and

             (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

                    (A) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within three years of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), may exercise the Option with respect to any common shares as to which he has not exercised the Option on the date he ceased to be such a Non-Employee Director; or

                    (B) if any person to whom an Option has been granted shall die holding an Option that has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of death.

     6. Dilution and Other Adjustment. In the event of any change in the outstanding common shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, or the Option price per share under, any outstanding Option shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

     7.  Miscellaneous Provisions

         (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken under this document shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

         (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

         (c) No common shares shall be issued under this document unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

         (d) It shall be a condition to the obligation of the Company to issue common shares upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue common shares.

         (e)  The expenses of the Plan shall be borne by the Company.

         (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

         (g) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to any action taken under the Plan by the Company or the Board.

         (h) The masculine pronoun means the feminine and the singular means the plural wherever appropriate.

         (i) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options under this document or any common shares issued pursuant to it as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

     8. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, provided, however, that except as provided in Paragraph 6 above, the Board may not, without further approval by the shareholders of the Company in accordance with Paragraph 10 below, increase the maximum number of common shares as to which Options may be granted under the Plan, reduce the minimum Option exercise price described in subparagraph 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

     9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

         (a) upon the adoption of a resolution of the Board terminating the Plan; or

         (b) five years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

     10. Shareholder Adoption. The Plan shall be submitted to the shareholders of the Company for their approval and adoption on or before September 1, 1997. The Plan shall not be effective and no Option shall be granted hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held on or before that date by vote taken in the manner required by the laws of the State of Delaware.

                                 FORM OF PROXY

                                    (FRONT)


--------------------------------------------------------------------------------

 PROXY                         SSE TELECOM, INC.                          PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel E. Moore, Frederick C. Toombs and Eric H. van der Kaay, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of SSE Telecom, Inc. that the undersigned would be entitled to vote at the annual meeting of the stockholders of SSE Telecom, Inc. to be held on June 2, 1997, and at any and all reconvened sessions thereof. The Board of Directors recommends a vote FOR the following items:

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


--------------------------------------------------------------------------------


                                    (BACK)
--------------------------------------------------------------------------------
     Please mark your
     votes as in this
  X  example.
 ---

     FOR ALL OF THE
        NOMINEES              WITHHOLD
     (except as marked to     AUTHORITY          NOMINEES: JEROME de VITRY
     the contrary below)   to vote for all                 CHARLES W. ERGEN
                              nominees                     DANIEL E. MOORE
 1. ELECTION                                               JOSEPH T. PISULA
    OF                                                     LAWRENCE W. ROBERTS
    DIRECTORS                                              FREDERICK C. TOOMBS
              -----            -------                     ERIK H. van der KAAY
                                                           OLIN L. WETHINGTON


                                                       FOR     AGAINST   ABSTAIN

 2. APPROVAL OF 1997 EQUITY PARTICIPATION PLAN
                                                     -------   -------   -------

 3. APPROVAL OF 1997 DIRECTORS' STOCK OPTION PLAN
                                                     -------   -------   -------

 4. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
    INCREASE THE NUMBER OF AUTHORIZED SHARES OF
    COMMON STOCK FROM 10,000,000 TO 30,000,000
                                                     -------   -------   -------

 5. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT
    AUDITORS
                                                     -------   -------   -------


                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5.S

 SIGNATURE                                DATE
          --------------------------------    ---------
--------------------------------------------------------------------------------